As filed with the Securities and Exchange Commission on March 10, 1998
                                                 Registration No. 333-
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               ------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                               ------------

                     Alliance Capital Management L.P.
            (Exact Name of issuer as specified in its charter)

               Delaware                                          6282                                13-3434400
    (State or other jurisdiction of                  (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)                        Classification No.)                    Identification No.)
                                                      1345 Avenue of the Americas
                                                          New York, NY 10105
                                                            (212) 969-1000
                                               (Address of principal executive offices)

                                                   Alliance Capital Management L.P.
                                                     1997 Long Term Incentive Plan
                                                       (Full title of the Plan)

                                                      David R. Brewer, Jr., Esq.
                                                   Alliance Capital Management L.P.
                                                      1345 Avenue of the Americas
                                                          New York, NY 10105

                                                (Name and address of agent for service)
                                            Telephone number, including area code, of agent
                                                     for service:  (212) 969-1000

                                                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                           Proposed         Proposed
                                                            Maximum         Maximum
                                                           Offering        Aggregate         Amount of
       Title of Securities             Amount to be        Price Per        Offering        Registration
        to be Registered                Registered*         Share**         Price**             Fee
--------------------------------------------------------------------------------------------------------
Units Representing                    8,000,000 Units       $51.91        $415,250,000        $122,499
Assignments of Beneficial
Ownership of Limited
Partnership Interests............
========================================================================================================


*  Plus an indeterminate number of additional Units which may be offered and issued to prevent dilution resulting from Unit splits, Unit  dividends or similar transactions.
** Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee, based on the average of the high and low sale prices of the securities being registered hereby on the Composite Tape on
   March 6, 1998.
========================================================================================================




                                  PART I

               The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION

               The information required to be provided to participants pursuant to this Item is set forth in the Prospectus for the Alliance Capital Management L.P. 1997 Long Term Incentive Plan (the "Plan"). A copy of the Plan is attached to the Prospectus as Exhibit A.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

               The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               Alliance Capital Management L.P. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 8,000,000 Units Representing Assignments of Beneficial Ownership of Limited Partnership Interests in the Registrant ("Units"), for issuance pursuant to the Plan and such indeterminate number of additional Units which may be offered and issued to prevent dilution resulting from Unit splits, Unit dividends or similar transactions pursuant to the Plan.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The Registrant hereby incorporates herein by reference the following documents:

               (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

               (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996;

               (3) The description of the Units contained in the Registration Statement on Form 8-A dated January 18, 1988, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

               (4) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

               Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

               Not applicable, see Item 3(3) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               The validity of the plan interests offered hereby will be passed upon for the Registrant by David R. Brewer, Jr., Senior Vice President and General Counsel of Alliance Capital Management Corporation, the general partner of the Registrant (the "General Partner"). As of the date of this Registration Statement, the fair market value of securities of the Registrant, including options, beneficially owned by Mr. Brewer exceeds $50,000 and, accordingly, such interest is deemed to represent a substantial interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims whatsoever, subject to such standards and restrictions, if any, as set forth in its partnership agreement. Provision for indemnification under the Registrant's Agreement of Limited Partnership (As Amended and Restated) dated as of November 19, 1987, as amended (the "Partnership Agreement") is set forth in
Section 6.9 of the Partnership Agreement. The Registrant has granted broad rights of indemnification to officers of the General Partner and to employees of the Registrant. In addition, the Registrant has assumed indemnification obligations previously extended by the predecessor of the General Partner to its directors, officers and employees. The foregoing indemnification provisions are not exclusive, and the Registrant is authorized to enter into additional indemnification arrangements.

               The Registrant maintains an insurance policy insuring the directors and officers of the General Partner against certain acts and omissions while acting in their official capacities.



                                 EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.
-----------
 5.1           Opinion of David R. Brewer, Jr., Esq.
 23.1          Consent of David R. Brewer, Jr., Esq. (included in Exhibit 5.1)
 23.2          Consent of Independent Auditors
 24            Powers-of-Attorney



                               UNDERTAKINGS

               (a) The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the 1933
   Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-

effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE 1933 ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 10TH DAY OF MARCH 1998.

                              ALLIANCE CAPITAL MANAGEMENT L.P.



                              By: Alliance Capital Management Corporation,
                                  General Partner



                              By: /s/ Dave H. Williams
                                  -----------------------------------
                              Name:  Dave H. Williams
                              Title: Chairman


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE 10TH DAY OF MARCH, 1998.

Signature                          Title
---------                          ------


/s/ Dave H. Williams
-----------------------------      Chief Executive Officer (Principal
Dave H. Williams                   Executive Officer), Chairman of
                                   the Board and Director


/s/ Robert H. Joseph, Jr.
-----------------------------      Senior Vice President and Chief
Robert H. Joseph, Jr.              Financial Officer (Principal
                                   Financial Officer)


/s/ Gerard Friscia
-----------------------------      Senior Vice President and
Gerard Friscia                     Controller (Principal Accounting
                                   Officer)


/s/ David R. Brewer, Jr.
-----------------------------      Senior Vice President and General
David R. Brewer, Jr.               Counsel


/s/ Bruce W. Calvert
-----------------------------      Vice Chairman and Chief
Bruce W. Calvert                   Investment Officer, Director


/s/ John D. Carifa
-----------------------------      President and Chief Operating
John D. Carifa                     Officer, Director


*
-----------------------------      Director
Claude Bebear


*
-----------------------------      Director
Donald H. Brydon


*
-----------------------------      Director
Henri de Castries


*
-----------------------------      Director
Kevin C. Dolan


*
-----------------------------      Director
Denis Duverne


*
-----------------------------      Vice Chairman and Director
Alfred Harrison


*
-----------------------------      Director
Benjamin D. Holloway


*
-----------------------------      Director
Joseph J. Melone


*
-----------------------------      Director
Frank Savage


*
-----------------------------      Director
Stanley B. Tulin


*
-----------------------------      Director
Reba W. Williams


*
-----------------------------      Director
Robert B. Zoellick



* By: /s/ David R. Brewer, Jr.
      ----------------------------------------------
      (David R. Brewer, Jr., Esq., Attorney-in-fact)




                             INDEX TO EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit                                                                       Sequentially
Number                              Exhibit                                  Numbered Page
-------                             -------                                  -------------
 5.1          Opinion of David R. Brewer, Jr., Esq.                                10
 23.1         Consent of David R. Brewer, Jr., Esq. (included in Exhibit 5.1)
 23.2         Consent of Independent Auditors                                      11
 24           Powers-of-Attorney                                                   12